AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 14, 2006

                                                     Registration No. 333-112767

                United States Securities and Exchange Commission
                             Washington, D.C. 20549

                  POST-EFFECTIVE AMENDMENT NO. 2 TO FORM SB-2

                                       ON

                                    FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          INTEGRAL TECHNOLOGIES, INC.
        ----------------------------------------------------------------
                 (Name of small business issuer in its charter)

                  Nevada                            98-0163519
       -----------------------------     -----------------------------
         (State or jurisdiction of               I.R.S. Employer
       incorporation or organization            Identification No.

                          805 W. Orchard Drive, Suite 7
                          Bellingham, Washington 98225
                                 (360) 752-1982
                                 --------------
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                William A. Ince
                          805 W. Orchard Drive, Suite 7
                          Bellingham, Washington 98225
                                 (360) 752-1982
                                 --------------
 (Name, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                              Troy A. Young, Esq.
                       2 West Dry Creek Circle, Suite 100
                            Littleton, Colorado 80120
                              phone: (303) 734-7160
                            facsimile: (303) 734-7101
                              --------------------


Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Post-Effective Amendment.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [_]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [_]

                                    CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------
                                                  Proposed          Proposed
                                                  Maximum           Maximum           Amount of
Title of each Class of Securities   Amount to be  Offering Price    Aggregate         Registration
to be Registered                    Registered    Per Unit (n1)     Offering Price    Fee
----------------------------------------------------------------------------------------------------
Common Stock, par $0.001 (n2)          8,293,336  $          1.425  $  11,818,003.80  $ 1,497.34

Common Stock, par $0.001 (n3)          3,263,602  $          1.425  $   4,650,632.85  $   589.24

Total                                 11,556,938                    $  16,468,636.65  $ 2,086.58(n4)
----------------------------------------------------------------------------------------------------

(n1) In accordance with Rule 457(c), the aggregate offering price of shares of common stock is estimated solely for purposes of calculating the registration fees payable pursuant hereto, as determined in accordance with Rule 457(c), using the average of the high and low sales price reported by the OTC Bulletin Board for the common stock on February 9, 2004, which was $1.425 per share and, with respect to shares of common stock issuable upon exercise of outstanding warrants, the higher of (a) such average sales price or (b) the exercise price of such warrants.

(n2) Represents outstanding shares of common stock held by certain selling securityholders.

(n3) Issuable upon the exercise of common stock purchase warrants held by certain selling securityholders. The per share exercise prices of the warrants range from zero to $1.188.

(n4) Previously paid with initial registration statement filed February 12, 2004.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the company shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section  8(a),  may  determine.


                                EXPLANATORY NOTE

Pursuant to Rule 401(e) of the Securities Act of 1933, as amended, the Registrant is filing this Post-Effective Amendment No. 2 on Form S-3 to its Registration Statement on Form SB-2, File No. 333-112767, to update information contained in the prospectus included in the Registration Statement, as amended. The initial Registration Statement was declared effective by the Securities and Exchange Commission on March 8, 2004.

                                   PROSPECTUS

                           INTEGRAL TECHNOLOGIES, INC.

              The Resale of Up To 11,556,938 Shares of Common Stock

The selling price of the shares will be determined by market factors at the time of their resale.

                        -------------------------------

This prospectus relates to the resale by the selling securityholders of up to 11,556,938 shares of common stock. The selling securityholders may sell the stock from time to time in the over-the-counter market at the prevailing market price or in negotiated transactions. Of the shares offered:

     -    8,293,336  shares  were  held  by  selling  securityholders;  and

     - up to 3,263,602 shares were issuable upon the exercise of outstanding warrants held by selling securityholders.

We will receive no proceeds from the sale of the shares by the selling securityholders. However, we have received proceeds from the sale of shares that are presently outstanding. In addition, we may receive additional proceeds from the exercise of warrants held by selling securityholders.

Our common stock is quoted on the over-the-counter Electronic Bulletin Board under the symbol ITKG.

INVESTING IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD INVEST IN THE COMMON STOCK ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS PROSPECTUS.

Please read this prospectus carefully. It describes our company, finances, products and services. Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. The selling shareholders are not offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                ------------------------------------------------

                  The date of this prospectus is July 14, 2006

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

                                TABLE OF CONTENTS


SECTION                                                           PAGE
-------                                                           ----
Prospectus Summary . . . . . . . . . . . . . . . . . . . . . . .    1
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . .    3
Cautionary Statement Concerning Forward Looking Statements . . .    7
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . .    7
Selling Securityholders. . . . . . . . . . . . . . . . . . . . .    8
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . .   10
Limitation on Liability and Disclosure of Commission Position on
Indemnification for Securities Act Liabilities . . . . . . . . .   12
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . .   12
Incorporation by Reference . . . . . . . . . . . . . . . . . . .   12
Where You Can Find More Information. . . . . . . . . . . . . . .   14

                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider before investing in the common stock. You should read the entire prospectus carefully, including the "Risk Factors" section. the financial statements and the incorporate documents before making an investment decision.

Unless the context otherwise requires, the terms "we," "our," "us," and "Integral" refer to Integral Technologies, Inc., a Nevada corporation.

The  Company
------------

Integral Technologies, Inc. is a development stage company, incorporated under the laws of the State of Nevada on February 12, 1996. To date, we have expended resources on the research and development of several different types of technologies, but we have not yet realized any revenue from our efforts.

We have developed an innovative, electrically conductive resin-based material called "ElectriPlast(R)." ElectriPlast(R) is a compounded formulation of resin-based materials, which are conductively loaded, or doped, with a proprietary-controlled, balanced concentration of micron conductive materials, then pelletized. The conductive loading or doping within this pellet is then homogenized using conventional molding techniques and conventional molding equipment. The end result is a product that can be molded into any of the infinite shapes and sizes associated with plastics and rubbers, but which is as electrically conductive as if it were metal.

Various examples of applications for ElectriPlast(R) are antennas, shielding, lighting circuitry, switch actuators, resistors, medical devices, thermal management and cable connector bodies, to name just a few. We are working to introduce ElectriPlast(R) technology on a global scale.

To date we have filed 106 U.S. patent applications relating to our ElectriPlast(R) technology, with 16 patents issued, or allowed and pending issuance, and 90 patents pending. No assurances can be given that all patent applications will be approved; however, to the extent that patents are not granted, we will continue to attempt to commercialize these technologies without the protection of patents. As patents are issued, we will have the exclusive right to use in the U.S. the design(s) described in each issued patent for the 18-year life of the patent. Additionally, our intellectual property portfolio consists of over ten years of accumulated research and design knowledge and trade secrets.

We are focusing its marketing efforts on securing licensing agreements for applications of our ElectriPlast(R) technology. Our ElectriPlast(R) technology will be marketed to manufacturers of products which would benefit from the incorporation of any of the ElectriPlast(R) applications into their products.

Contact  Information
--------------------

Our principal offices are located at addressStreet805 W. Orchard Drive, Suite 7, Bellingham, Washington 98225. Our telephone number is (360) 752-1982. The address of our website is www.itkg.net. Information contained on our website is not a part of this prospectus.

The  Offering  by  the  Selling  Stockholders
---------------------------------------------

We are registering shares of common stock (including shares of common stock underlying warrants) for resale by the selling securityholders who invested in our company in private placement transactions. We are obligated to register the shares in accordance with registration rights we granted to the selling securityholders.

The selling securityholders are not required to sell their shares, and any sales of common stock by the selling securityholders are entirely at the discretion of the selling securityholders.

We will not receive any proceeds from the sale of shares of common stock by the selling securityholders. However, we may receive proceeds from the exercise of warrants. Any proceeds we receive upon the exercise of warrants will be used for working capital and general corporate purposes.

The Offering
------------

Securities Offered     Up to 11,556,938 shares of common stock.

Offering Price         The shares being registered hereunder are being offered by the selling securityholders from time to time at the then current market price.

Dividend Policy        We do not anticipate paying dividends on our common stock in the foreseeable future.

Use of Proceeds        The shares offered herein are being sold by the selling securityholders and as such, we will not receive any of the proceeds of the offering (see, "Use of Proceeds" section).

Material Risk Factors  his offering involves a high degree of risk.  There is a risk to investors due to the speculative nature of this investment, historical losses from operations, a shortage of capital, lack of dividends, dilution factors, and a limited market for the common stock.  There is a material risk that we may have insufficient funding to engage in any or all of the proposed activities.

                                  RISK FACTORS

An investment in our common stock involves major risks. Before you invest in our common stock, you should be aware that there are various risks, including those described below. You should carefully consider these risk factors together with all of the other information included in this prospectus before you decide to purchase shares of our common stock.

PURCHASE OF OUR STOCK IS A HIGHLY SPECULATIVE YOU COULD LOSE YOUR ENTIRE INVESTMENT. We have been operating at a loss since inception, and you cannot assume that our plans will either materialize or prove successful. In the event our plans are unsuccessful, you may lose all or a substantial part of your investment. The purchase of our stock must be considered a highly speculative investment.

WE HAVE INCURRED SUBSTANTIAL LOSSES FROM INCEPTION AND WE HAVE NEVER GENERATE SUBSTANTIAL REVENUES; FAILURE TO ACHIEVE PROFITABILITY IN THE FUTURE WOULD CAUSE THE MARKET PRICE FOR OUR COMMON STOCK TO DECLINE SIGNIFICANTLY. We have generated net losses from inception: we have an accumulated deficit of approximately $19.3 million as of June 30, 2005, and approximately $20.6 million (unaudited) as of March 31, 2006. We have never generated more than nominal revenues. If we don't achieve profitability, the market price for our common stock could decline significantly.

IF WE DO NOT GENERATE ADEQUATE REVENUES IN OUR NEXT FISCAL YEAR, WE WILL NEED TO RAISE CAPITAL TO CONTINUE OUR OPERATIONS. We estimate that we will require $1.4 million to carry out our business plan during our next fiscal year, which begins July 1, 2006 and ends June 30, 2007. We had approximately $600,000 (unaudited) in cash on hand at March 31, 2006. Unless we generate adequate revenues from operations (we have had none to date) in the near future, we will require additional financing to carry out our business plans next year, and such financing may not be available at that time. If we require additional financing, we may seek additional funds through private placements that will be exempt from registration and will not require prior shareholder approval. If additional funds are raised by issuing common stock, or securities that are convertible into common stock (such as preferred stock, warrants, or convertible debentures), further dilution to shareholders could occur. Additionally, investors could be granted registration rights by us, which could result in market overhang and depress the market price of the common stock. If we fail to obtain sufficient additional financing, we will not be able to implement our business plans in a complete or timely manner.

IF WE ARE UNABLE TO COMPETE EFFECTIVELY WITH OUR COMPETITORS, WE WILL NOT BE SUCCESSFUL GENERATING REVENUES OR ATTAINING PROFITS. Our ability to generate revenues and profitability is directly related to our ability to compete with our competitors. Most of the companies with which we compete and expect to compete have far greater capital resources and more significant research and development staffs, marketing and distribution programs and facilities, and many of them have substantially greater experience in the production and marketing of products. In each market, we face competition from companies with established technologies. Currently, we believe that we will be able to compete because of the relative performance, price and adaptability of our unique ElectriPlast(R) technology. Our beliefs are based only on our research and development testing. If we are unable to compete effectively, we will not be successful in generating revenues or attaining profits.

LOSS OF KEY PERSONNEL COULD CAUSE A MAJOR DISRUPTION IN OUR DAY-TO-DAY OPERATIONS AND WE COULD LOSE OUR RELATIONSHIPS WITH THIRD-PARTIES WITH WHOM WE DO BUSINESS. Our future success depends in a significant part upon the continued service of certain key personnel. Competition for such personnel is intense, and to be successful we must retain our key personnel. The loss of key personnel or the inability to hire or retain qualified replacement personnel could have cause a major disruption in our operations and we could lose our relationships with third-parties with whom we do business, which could adversely affect our financial condition and results of operations.

IF FUTURE MARKET ACCEPTANCE OF OUR ELECTRIPLAST(R) TECHNOLOGY IS POOR, WE WILL NOT BE ABLE TO GENERATE ADEQUATE SALES TO ACHIEVE PROFITABLE OPERATIONS. Our future is dependent upon the success of the current and future generations of our ElectriPlast(R) technology. Our ElectriPlast(R) technology will be marketed to manufacturers of products which would benefit from the incorporation of any of the

ElectriPlast(R) applications into their products. As of the date of this prospectus, we have not generated any revenue from our ElectriPlast(R) technology. If future market acceptance of our ElectriPlast(R) technology is poor, we will not be able to generate adequate sales to achieve profitable operations.

DEPENDENCE ON OUTSIDE SUPPLIERS AND MANUFACTURERS COULD DISRUPT OUR BUSINESS IF THEY FAIL TO MEET OUR EXPECTATIONS. Currently, we intend to rely on outside suppliers and manufacturers to produce ElectriPlast(R) for us in its raw, unmolded form. The ElectriPlast(R) would be sold to third-parties who would buy the "raw" ElectriPlast(R) from us and then mold it into their products under license from us. While we have entered into informal arrangements with outside suppliers and manufacturers for the production of raw ElectriPlast(R), if any of them should become too expensive or suffer from quality control problems or financial difficulties, we would have to find alternative sources, which could disrupt our business.

OUR  PATENT  AND  OTHER  INTELLECTUAL  PROPERTY  RIGHTS  MAY  BE  ARE SUBJECT TO
UNCERTAINTY AND MAY BE CHALLENGED OR CIRCUMVENTED BY COMPETITORS. We rely on a combination of patents, patent applications, trademarks, copyrights, trade secrets and confidentiality procedures to protect our intellectual property rights, which we believe will give us a competitive advantage over our competitors. As of the date of this prospectus, we have filed 106 U.S. patent applications relating to our ElectriPlast(R) technology, with 16 patents issued, or allowed and pending issuance, and 90 patents pending. Additional patents may not be issued from our pending applications, although we will continue to attempt to commercialize these technologies without the protection of patents. As patents are issued, we will have the exclusive right to use in the U.S. the design(s) described in each issued patent for the 18-year life of the patent. However, the issuance of a patent is not conclusive as to its validity or enforceability and, if a patent is issued, it is uncertain how much protection, if any, will be given to our patent if we attempt to enforce it. Litigation, which could be costly and time consuming, may be necessary to enforce our current patents or any patent issued in the future or to determine the scope and validity of the proprietary rights of third parties. A competitor may successfully challenge the validity or enforceability of a patent or challenge the extent of the patent's coverage. If the outcome of litigation is adverse to us, third parties may be able to use our patented technology without payment to us. Even if we are successful in defending such litigation, the cost of litigation to uphold the patent can be substantial.

It is possible that competitors may infringe upon our patents or successfully avoid them through design innovation. To stop these activities we may need to file a lawsuit. These lawsuits are expensive and would consume time and other resources. In addition, there is a risk that a court would decide that our patent is not valid, that we do not have the right to stop the other party from using the inventions, or that the competitor's activities do not infringe our patent.

Our competitive position is also dependent upon unpatented technology and trade secrets, which may be difficult to protect. Others may independently develop substantially equivalent proprietary information and techniques that would legally circumvent our intellectual property rights.

THE USE OF OUR TECHNOLOGIES COULD POTENTIALLY CONFLICT WITH THE RIGHTS OF OTHERS. Our competitors, or others, may have or may acquire patent rights that they could enforce against us. If our products conflict with patent rights of others, third parties could bring legal actions against us or our suppliers or customers, claiming damages and seeking to enjoin manufacturing and marketing of the affected products. If these legal actions are successful, in addition to any potential liability for damages, we could be required to alter our products or obtain a license in order to continue to manufacture or market the affected products. We may not prevail in any legal action and a required license under the patent may not be available on acceptable terms or at all. The cost to us of any litigation or other proceeding relating to intellectual property rights, even if resolved in our favor, could be substantial.

HOLDERS OF PREFERRED STOCK HAVE RIGHTS THAT ARE SENIOR TO THE RIGHTS OF HOLDERS OF COMMON STOCK. Our Articles of Incorporation authorize the issuance of
20,000,000 shares of preferred stock. The preferred stock may be divided into one or more series. Our board of directors is authorized to determine the rights, provisions, privileges and restrictions and number of authorized shares of any series of preferred stock. Additionally, the preferred stock can have other rights, including voting and economic rights that are senior to the common stock. The issuance of preferred stock could adversely affect the market value of the common stock.

As of the date of this prospectus, 1,000,000 shares of preferred stock have been designated as Series A Convertible Preferred Stock of which 308,538 are issued and outstanding, and held by two of our insiders. Each share of Series A Convertible Preferred Stock:

     -    has  a  stated  value  and  liquidation  preference  of  $1.00;

     -    has  a  5% annual dividend, payable in cash or shares of common stock;

     - may be converted into shares of common stock (determined by dividing the number of shares of Series A being converted by the average of the high and low bid prices of our common stock reported by the OTC Bulletin Board over the ten trading days preceding the date of conversion);

     - may be redeemed by us within one year after issue at $1.50, after one year but less than two years at $2.00, after two years but less than three years at $2.50, after three years but less than four years at $3.00, and after four years but less than five years at $3.50;

     -    may  be  voted  on  all  matters  on  an  as-converted  basis;  and

     - may be voted as a class on any merger, share exchange, recapitalization, dissolution, liquidation or change in control of our company.

HOW FUTURE ISSUANCES OF COMMON STOCK PURSUANT TO OUR STOCK OPTION PLANS WILL AFFECT YOU. We have two non-qualified stock option plans in effect. As of June 30, 2005, approximately 1,588,500 shares are available under the plan for future issuance either directly or pursuant to options, to our officers, directors, employees and consultants and our subsidiaries. Also, as of June 30, 2005, approximately 1,445,000 shares are under option, at a weighted-average exercise price of approximately $0.94 per share. Additional stock or options to acquire our stock of can be granted at any time by our board of directors, usually without shareholder approval. When shares of common stock are issued directly or upon the exercise of options under these plans, your ownership may be diluted.

WE DO NOT EXPECT TO BE ABLE TO PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE, SO YOU SHOULD NOT MAKE AN INVESTMENT IN OUR STOCK IF YOU REQUIRE DIVIDEND INCOME. The payment of cash dividends, if any, in the future rests within the discretion of our board of directors and will depend, among other things, upon our earnings, our capital requirements and our financial condition, as well as other relevant factors. We have not paid or declared any cash dividends upon our common stock since our inception and by reason of our present financial status and our contemplated future financial requirements we do not contemplate or anticipate making any cash distributions upon our common stock in the foreseeable future.

WE HAVE A LIMITED MARKET FOR OUR COMMON STOCK WHICH CAUSES THE MARKET PRICE TO BE VOLATILE AND TO USUALLY DECLINE WHEN THERE IS MORE SELLING THAN BUYING ON ANY GIVEN DAY. Our common stock currently trades on the over the counter bulletin board under the symbol "ITKG." However, at most times in the past, our common stock has been thinly traded and the market price usually declines when there is more selling than buying on any given day. As a result, the market price has been volatile, and the market price may decline immediately if you decide to place an order to sell your shares.

THE MARKET PRICE OF OUR COMMON STOCK IS HIGHLY VOLATILE AND SEVERAL FACTORS THAT ARE BEYOND OUR CONTROL, INCLUDING OUR COMMON STOCK BEING HISTORICALLY THINLY TRADED, COULD ADVERSELY AFFECT ITS MARKET PRICE. Our common stock has been historically thinly traded and the market price has been highly volatile. During the 52 week period preceding the date of this prospectus, the closing bid price of our common stock has been quoted on the Over the Counter Bulletin Board from as low as $0.27 to as high as $3.00. These quotations reflect interdealer prices without retail markup, markdown, or commission and may not represent actual transactions. For these and other reasons, our stock price is subject to significant volatility and will likely be adversely affected if our revenues or earnings (or lack of revenues or earnings) in any quarter fail to meet the investment community's expectations.
Additionally, the market price of our common stock could be subject to significant fluctuations in response to:

     - announcements of new products or sales offered by us or our competitors;
     -    actual  or  anticipated  variations  in  quarterly  operating results;
     -    changes  in  financial  estimates  by  securities  analysts,  if  any;
     - changes in the market's perception of us or the nature of our business; and
     -    sales  of  our  common  stock.

FUTURE SALES OF COMMON STOCK INTO THE PUBLIC MARKET PLACE WILL INCREASE THE PUBLIC FLOAT AND MAY ADVERSELY AFFECT THE MARKET PRICE. Approximately 6 million shares of common stock are available for sale by both affiliates (officers and directors) and non-affiliates under Rule 144 and/or Rule 144(k) of the Securities Act of 1933, as amended. In general, under Rule 144, a person who has held stock for one year may, under certain circumstances, sell within any three-month period a number of shares which is not greater than one percent of the then outstanding shares of common stock (as of the date of this prospectus, there were 44,234,432 shares of common stock outstanding, and one percent of the total number of shares outstanding equals 442,344 shares). Under certain circumstances, the sale of shares which have been held for two years by a person who is not affiliated with us is also permitted without limitation under Rule 144(k). Future sales of common stock will increase the public float and may have an adverse effect on the market price of the common stock, which in turn could adversely affect our ability to obtain future funding as well as create a potential market overhang.

"PENNY STOCK" REGULATIONS MAY ADVERSELY AFFECT YOUR ABILITY TO RESELL YOUR STOCK IN MARKET TRANSACTIONS. The SEC has adopted penny stock regulations which apply to securities traded over-the-counter. These regulations generally define penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $5,000,000 as indicated in audited financial statements, if the corporation has been in continuous operations for less than three years. Subject to certain limited exceptions, the rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a risk disclosure document prepared by the SEC that contains certain information describing the nature and level of risk associated with investments in the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes. In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000). These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser's written consent to the transaction.

Our common stock is currently subject to the penny stock regulations. Compliance with the penny stock regulations by broker-dealers will likely result in price fluctuations and the lack of a liquid market for the common stock, and may make it difficult for you to resell your stock in market transactions.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated by reference contain forward-looking statements. Forward-looking statements relate to our future operations. They estimate the occurrence of future events and are not based on historical facts. Forward-looking statements may be identified by terms such as:

     -    believes
     -    intends
     -    projects
     -    forecasts
     -    predicts
     -    may
     -    will
     -    expects
     -    estimates
     -    anticipates
     -    probable
     -    continue

This list is not comprehensive. Similar terms, variations of those terms, and the negative of those terms may also identify forward-looking statements.

The risk factors discussed in this prospectus are cautionary statements. They identify some of the factors that could cause actual results to be significantly different from those predicted in the forward-looking statements. The forward-looking statements and documents incorporated by reference were compiled by us based upon assumptions we considered reasonable. These assumptions are subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond our control. Therefore, forecasted and actual results will likely vary, and these variations may be material.

There can be no assurance that the statements, estimates, and projections contained in this prospectus will be achieved. Thus, we make no representation or warranty as to their accuracy or completeness. In addition, we cannot guarantee that any forecast in this prospectus will be achieved.

These forward-looking statements were compiled as of the date of this prospectus or the date of the documents incorporated by reference, as the case may be. We do not intend to update these statements, except as required by law. Therefore, you should evaluate them by considering any changes that may have occurred after the date these forward-looking statements appear.

We cannot guarantee the assumptions relating to the forward-looking statements or the documents incorporated by reference will prove to be accurate. Therefore, while these forward-looking statements contain our best good faith estimates as of the date of this prospectus, we urge you and your advisors to review these forward-looking statements, to consider the assumptions upon which they are based, and to ascertain their reasonableness.


                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock by the selling securityholders. Any proceeds we receive upon the exercise of warrants will be used for working capital and general corporate purposes.

                             SELLING SECURITYHOLDERS

The following table provides certain information with respect to the selling securityholders' beneficial ownership of our common stock as of March 8, 2004, which was the effective date of our original registration statement, and as adjusted to give effect to the sale of all of the shares offered hereby. To the best of our knowledge, none of the selling shareholders currently is an affiliate of ours, none of them has had a material relationship with us during the past three years, and none of them are or were affiliated with registered broker-dealers. Except as noted below, the selling securityholders possess sole voting and investment power with respect to the securities shown.

                                                               SHARES
                                                  MAXIMUM      BENEFICIALLY
                                 SHARES           SHARES       OWNED AFTER
                                 BENEFICIALLY     OFFERED IN   OFFERING(n2)
NAME OF SELLING                  OWNED PRIOR      OFFERING     ------------------
SECURITYHOLDER                   TO OFFERING(n1)  NUMBER       NUMBER    PERCENT
-------------------------------  ---------------  ----------   --------  --------
Swartz Private Equity, LLC               259,134     259,134          0         0

Aisenstat, David                         150,000     150,000          0         0

Berry, Danny T.                          370,001     370,001          0         0

Blumberg Pension &
  Profit Sharing Plan                  1,300,001   1,300,001          0         0

Brambila, G. Robert                      208,500     208,500          0         0

Erickson, Douglas                        280,001     280,001          0         0

Erickson, Michael                        250,001     250,001          0         0

Jay, Roger                                50,000      50,000          0         0

Lee, Waining Wayne                        50,000      50,000          0         0

McArthur, Scott                           30,000      30,000          0         0

Ming Capital Enterprises                  81,000      81,000          0         0

Norris, Kent                             150,000     150,000          0         0

Vandy, Pamela                            954,000     954,000          0         0

British Columbia Investment
  Management Corporation (n3)            299,000     299,000          0         0

The Dow Chemical
  Employees' Retirement Plan (n3)        590,200     590,200          0         0

The Retirement Program Plan
  for Employees of Union
  Carbide Corporation (n3)               491,400     491,400          0         0

                                                                    SHARES
                                                        MAXIMUM     BENEFICIALLY
                                       SHARES           SHARES      OWNED AFTER
                                       BENEFICIALLY     OFFERED IN  OFFERING(n2)
NAME OF SELLING                        OWNED PRIOR      OFFERING    ---------------------
SECURITYHOLDER                         TO OFFERING(n1)  NUMBER      NUMBER       PERCENT
-------------------------------------  ---------------  ----------  -----------  --------
Government of Singapore
  Investment Corporation Pte Ltd (n3)        2,284,100   2,284,100            0         0

Howard Hughes Medical Institute (n3)           598,000     598,000            0         0

New York State Nurses
  Association Pension Plan (n3)                357,500     357,500            0         0

Ohio Carpenters' Pension Fund (n3)             195,000     195,000            0         0

Laborers' District Council
  and Contractors' of Ohio
  Pension Fund (n3)                            162,500     162,500            0         0

The Robert Wood Johnson
  Foundation (n3)                              659,100     659,100            0         0

WTC-CIF Emerging
  Companies Portfolio (n3)                     819,000     819,000            0         0

WTC-CTF Emerging
  Companies Portfolio (n3)                     968,500     968,500            0         0

     (n1) Represents common stock held by the selling securityholders or issuable upon exercise of outstanding warrants held by such selling securityholders.

     (n2) Assumes that all shares being registered for resale will be resold by the selling shareholders and none will be held by the selling shareholders for their own accounts.

     (n3) The selling securityholder is an advisory client of Wellington Management Company, LLP ("Wellington"). Wellington is an investment advisor registered with the Securities and Exchange Commission under
          Section 203 of the Investment Advisors Act of 1940, as amended. Wellington, in its capacity as investment advisor, may be deemed to have beneficial ownership of the shares of common stock of Integral that are held of record by investment advisory clients of Wellington. Beneficial ownership, as such term is used herein, is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and includes voting and/or dispositive power with respect to such shares.

We are registering the shares for resale by the selling securityholders in accordance with registration rights granted to the selling securityholders. We will file a prospectus supplement to name any successors to any named selling securityholder who are able to use the prospectus to resell the securities.

All of the shares being registered for resale by the selling securityholders were acquired from us in private placement transactions, which are summarized below.

In May 2000, we entered into an Investment Agreement with Swartz Private Equity, LLC ("Swartz"). Pursuant to the terms of the Investment Agreement, we periodically sold shares of common stock and warrants to Swartz. Although the agreement expired by its terms in May 2003, we remained obligated to register the shares of common stock underlying the warrants for resale by Swartz. The shares listed in the table above for resale by Swartz represent shares underlying various warrants that were exercisable at prices ranging from $0.5126 to $1.188, expiring on various dated between May 11, 2005 and February 28, 2007.

In November 2002, we completed a private placement with eight investors and sold 1,684,000 shares of its common stock at $.50 per share and warrants to purchase 842,000 shares of its common stock by June 30, 2006 (as extended) at an exercise price of $.75 per share. Aggregate proceeds from the sale of the common stock was $842,000. In connection with the offering, we agreed to register the shares of common stock (including the shares underlying the warrants) for resale by the investors.

In September 2003, we completed a private placement with ten investors and sold 898,336 shares of its common stock at $.75 per share and warrants to purchase
449,168 shares of its common stock June 30, 2006 (as extended) at an exercise price of $1.00 per share. Aggregate proceeds from the sale of the common stock was $673,752. In connection with the offering, we agreed to register the shares of common stock (including the shares underlying the warrants) for resale by the investors.

In January 2004, we completed a private placement and raised $5,711,500 in gross proceeds. The transaction was completed pursuant to a Securities Purchase Agreement dated December 26, 2003, with Wellington Management Company, LLP for a private offering of 57,115 units ("Units") of equity securities, each Unit consisting of 100 shares of common stock (the "Common Stock"), and one warrant (the "Warrant") convertible into 30 shares of Common Stock, at a purchase price of $100.00 per Unit. Wellington Management Company, LLP acted as an investment advisor on behalf of eleven institutional investors. By mutual agreement with the Investors, closing occurred on January 14, 2004. Each Warrant may be exercised in whole or in part at any time, and from time to time, during the period commencing on April 30, 2004 and expiring on December 31, 2009, and entitles the holder to receive shares of common stock for no additional consideration. Pursuant to the Securities Purchase Agreement, we agreed to register the shares of common stock (including the share of common stock underlying the Warrants), for resale by the investors. Wells Fargo Securities, LLC, served as our placement agent and was paid a fee of six percent of the gross proceeds raised from the offering.


                              PLAN OF DISTRIBUTION

The common stock offered by this prospectus may be offered from time to time by the selling securityholders. The common stock may be sold or distributed from time to time by the selling securityholders and any of their pledgees, assignees, transferors, donees and successors in interest directly to one or more purchasers or through agents, broker/dealers or underwriters at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. Each selling securityholder will act independently in making decisions with respect to the timing, manner and size of each sale of the shares covered in this prospectus. The sale of the common stock offered by this prospectus may be effected in one or more of the following methods:

     - ordinary brokers' transactions and transactions in which the broker/dealer solicits purchasers, which may include long sales and short sales effected after the effective date of the registration statement of which this prospectus is a part;

     - transactions involving cross or block trades in which the broker/dealer will attempt to sell shares of the common stock as agent but may position and resell portions of the block as principal to facilitate the transactions;

     -    through  agents,  broker/dealers,  or  underwriters;

     - "at the market" to or through market makers or into an existing market for the common stock;

     - in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

     -    in  privately  negotiated  transactions;

     - an exchange distribution in accordance with the rules of the applicable exchanges;

     -    settlement  of  short  sales;

     - through transactions in swaps, options or other derivative securities (whether exchange listed or otherwise);

     -    any  combination  of  the  foregoing;  and

     -    any  other  method  permitted  from  time  to  time by applicable law.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.

The selling securityholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling securityholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. Broker-dealers engaged by a selling securityholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholders (or, if any broker-dealer acts as agent for or sells as principal to the purchaser of shares, from the purchaser) in amounts to be negotiated. In connection with sales of the shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume.

The selling securityholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended.

We are paying all expenses and fees in connection with the registration of the shares. The selling securityholders will bear all brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the shares.

The selling security holders will be subject to the prospectus delivery requirements of the Securities Act. While they are engaged in a distribution, if any, of the shares included in this prospectus the selling securityholders are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling securityholders, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution, if any, from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security that is the subject of the distribution, if any, until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution, if any, of that security. All of the foregoing may affect the marketability of the shares offered by this prospectus.

The selling securityholders may also sell shares under Rule 144 promulgated under the Securities Act of 1933, as amended, rather than selling under this prospectus, provided they meet the criteria and conform to the requirements of Rule 144.

We have also agreed to indemnify the selling securityholders against certain liabilities, including liabilities under the Securities Act.


        LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the company pursuant to the Nevada Corporation Code or the provisions of our Articles of Incorporation or Bylaws, each as amended, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for the indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                     EXPERTS

The consolidated balance sheets of Integral Technologies, Inc. as of June 30, 2005 and 2004 , and the related consolidated statements of operations, stockholder's equity (deficit) and cash flows for the years ended, June 30, 2005 and 2004 and 2003, and the cumulative totals for the development stage of operations from February 12, 1996 (inception) through June 30, 2005, incorporated by reference into this prospectus and the registration statement of which this prospectus forms a part, have been audited by Pannell Kerr Forster, an independent registered public accounting firm, as stated in their report thereon incorporated by reference, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.


                                  LEGAL MATTERS

The validity of the securities offered by the prospectus is being passed upon for us by the Law Office of Troy A. Young, Littleton, Colorado.


                           INCORPORATION BY REFERENCE

The Securities and Exchange Commission allows us to incorporate by reference certain of our publicly filed documents into this prospectus, which means that information included in those documents is considered part of this prospectus. The information we incorporate by reference is an important part of this prospectus, and any information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents filed with the SEC that are listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering of securities is terminated.

The documents we incorporate by reference are:

     - Our annual report on Form 10-KSB for the year ended June 30, 2005, as filed on October 13, 2005;

     - Our quarterly report on Form 10-QSB for the period ended September 30, 2005, as filed on November 14, 2005;

     - Our quarterly report on Form 10-QSB for the period ended December 31, 2005, as filed on February 14, 2006;

     - Our quarterly report on Form 10-QSB for the period ended March 31, 2006, as filed on May 12, 2006;

     -    Our  current  report  on  Form  8-K  filed  January  4,  2006;

     -    Our  current  report  on  Form  8-K  filed  April  11,  2006;

     -    Our  Definitive  Proxy Statement on Schedule 14A as filed on March 31,
          2006;

     - A description of our common stock contained in our registration statement on Form 10-SB/A-3 filed March 9, 2000, and all amendments thereof and reports filed for the purpose of updating such description; and

     - All other reports filed by us in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, including all such reports filed after the date of the initial registration statement and prior to effectiveness of the registration statement.

Upon written or oral request, we will provide to you free of charge a copy of any or all of the documents incorporated by reference, other than exhibits to such documents unless the exhibits are specifically incorporated by reference in those documents. You should direct any requests for documents to:

                        Attention:  Shareholder Relations
                          805 W. Orchard Drive, Suite 7
                          Bellingham, Washington 98225
                                 (360) 752-1982

Any statement made in a document incorporated by reference or deemed incorporated herein by reference is deemed to be modified or superseded for purposes of this prospectus if a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You should rely only on the information contained in this prospectus or any supplement and in the documents incorporated by reference above. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement or in the documents incorporated by reference is accurate on any date other than the date on the front of those documents.

                       WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Streetaddress100 F Street, N.E., Washington, D.C. 20549 and at the Securities and Exchange Commission's regional offices. You can obtain copies of these materials from the Public Reference Section of the Securities and Exchange Commission upon payment of fees prescribed by the Securities and Exchange Commission. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission's Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

We have filed a registration statement with the Securities and Exchange Commission under the Securities Act with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a registration statement, does not contain all of the information set forth in the registration statement, some portions of which have been omitted in accordance with the Securities and Exchange Commission's rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the registration statement or the documents incorporated by reference. The registration statement may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission, and copies of such materials can be obtained from the Public Reference Section of the Securities and Exchange Commission at prescribed rates.

                PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS


                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

          SEC filing fee for Registration Statement:  $ 2,086.58
          Accounting Fees                             $ 5,000.00
          Legal Fees and Expenses                     $22,500.00
          Miscellaneous                               $ 3,000.00
          Total:                                      $32,586.58

All of the expenses above have been or will be paid by the Company.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation and Bylaws, each as amended, provided that we may indemnify a controlling person, officer or director from liability for acting in such capacities, to the full extent permitted by the law of the State of Nevada. Our Articles of Incorporation further provide that, to the full extent permitted by the Nevada Corporation Code, as the same exists or may hereafter be amended, a director or officer of Integral shall not be liable to our company or our shareholders for monetary damages for breach of fiduciary duty as a director or officer.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the company pursuant to the Nevada Corporation Code or the provisions of our Articles of Incorporation, or Bylaws, each as amended, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for the indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                LIST OF EXHIBITS

Exhibit No.  Description
-----------  -----------
4.5          Registration Rights Agreement, dated May 11, 2000, by and between Integral and Swartz
             Private Equity, LLC.  (Incorporated by reference to Exhibit 4.5 of Integral's registration statement on Form SB-2 (file no. 333-41938) filed July 21, 2000.)

4.6          Form of warrant to purchase common stock issued to Swartz Private Equity, LLC.
             (Incorporated by reference to Exhibit 4.6 of Integral's registration statement on Form SB-2
             (file no. 333-41938) filed July 21, 2000.)

4.7          Form of Securities Purchase Agreement between Integral and certain selling shareholders related to the purchase of Integral's common stock pursuant to private placement completed


                                      II-1

             in November 2002.  (Incorporated by reference to Exhibit 4.7 of Integral's registration statement on Form SB-2 (file no. 333-112767) filed February 12, 2004.)

4.8          Form of Common Stock Purchase Warrant related to the offering of securities described in
             Exhibit 4.7. (Incorporated by reference to Exhibit 4.8 of Integral's registration statement on
             Form SB-2 (file no. 333-112767) filed February 12, 2004.)

4.9          Form of Securities Purchase Agreement between Integral and certain selling shareholders related to the purchase of Integral's common stock pursuant to private placement completed in September 2003.  (Incorporated by reference to Exhibit 4.9 of Integral's registration statement on Form SB-2 (file no. 333-112767) filed February 12, 2004.)

4.10         Form of Common Stock Purchase Warrant related to the offering of securities described in
             Exhibit 4.9. (Incorporated by reference to Exhibit 4.10 of Integral's registration statement on
             Form SB-2 (file no. 333-112767) filed February 12, 2004.)

4.11         Securities Purchase Agreement dated December 26, 2003, between Integral and Wellington
             Management Company, LLP. (Incorporated by reference to Exhibit 10.16 of Integral's Current
             Report on Form 8-K dated January 14, 2004 (filed January 28, 2004).)

4.12         Form of Common Stock Purchase Warrant related to the offering of securities described in
             Exhibit 4.11.  (Incorporated by reference to Exhibit 10.17 of Integral's Current Report on Form
             8-K dated January 14, 2004 (filed January 28, 2004).)

4.13         Articles of Incorporation, as amended and currently in effect.  (Incorporated by reference to
             Exhibit 3.03 of Integral's quarterly report on Form 10-QSB for the period ended March 31,
             2006.)

4.14         Bylaws, as amended and restated on December 31, 1997.  (Incorporated by reference to
             Exhibit 3.04 of Integral's quarterly report on Form 10-QSB for the period ended March 31,
             2006.)

5.08         Legal opinion of Law Office of Troy A. Young. (Filed herewith.)

23.15        Consent of auditors, Pannell Kerr Forster. (Filed herewith.)

23.16        Consent of counsel, Law Office of Troy A. Young. (Incorporated by reference to Exhibit 5.08.)


                                  UNDERTAKINGS

(a)  Rule  415  Offering

     The  undersigned  Registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the commission pursuant to

Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any additional or changed material information on the plan of distribution.

     Provided, however, that paragraphs (1)(i), 1(ii) and (1)(iii) do not apply if the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the Registrant under the Exchange Act, or is contained in a form of prospectus filed pursuant to Rule 424(b) of Regulation S-B, that is deemed part of and included in the registration statement.

     (2) For the purpose of determining any liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

(e)  Request  for  Acceleration  of  Effective  Date

     The undersigned Registrant, hereby requesting acceleration of the effective date of the registration statement under Rule 461 under the Securities Act, hereby includes the following:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of the expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(g)  Rule  430C  Undertaking

     Each prospectus filed pursuant to Rule 424(b) as part of this registration statement, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Bellingham, State of Washington, on July 14, 2006.

                         INTEGRAL TECHNOLOGIES, INC.

                               /s/ William S. Robinson
                         By:
                               --------------------------------------------
                               William S. Robinson, Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name                                   Title                            Date
----                                   -----                            ----

/s/ William S. Robinson   Chairman,  Chief  Executive
-----------------------   Officer, Treasurer and Director          July 14, 2006
William S. Robinson

/s/  William A. Ince      President, Secretary, Chief Financial
-----------------------   Officer, Principal Accounting Officer
William  A. Ince          and Director                             July 14, 2006

                                                EXHIBIT INDEX
Exhibit No.  Description
-----------  -----------
4.5          Registration Rights Agreement, dated May 11, 2000, by and between Integral and Swartz
             Private Equity, LLC.  (Incorporated by reference to Exhibit 4.5 of Integral's registration statement on Form SB-2 (file no. 333-41938) filed July 21, 2000.)

4.6          Form of warrant to purchase common stock issued to Swartz Private Equity, LLC.
             (Incorporated by reference to Exhibit 4.6 of Integral's registration statement on Form SB-2
             (file no. 333-41938) filed July 21, 2000.)

4.7          Form of Securities Purchase Agreement between Integral and certain selling shareholders related to the purchase of Integral's common stock pursuant to private placement completed in November 2002.  (Incorporated by reference to Exhibit 4.7 of Integral's registration statement on Form SB-2 (file no. 333-112767) filed February 12, 2004.)

4.8          Form of Common Stock Purchase Warrant related to the offering of securities described in
             Exhibit 4.7. (Incorporated by reference to Exhibit 4.8 of Integral's registration statement on
             Form SB-2 (file no. 333-112767) filed February 12, 2004.)

4.9          Form of Securities Purchase Agreement between Integral and certain selling shareholders related to the purchase of Integral's common stock pursuant to private placement completed in September 2003.  (Incorporated by reference to Exhibit 4.9 of Integral's registration statement on Form SB-2 (file no. 333-112767) filed February 12, 2004.)

4.10         Form of Common Stock Purchase Warrant related to the offering of securities described in
             Exhibit 4.9. (Incorporated by reference to Exhibit 4.10 of Integral's registration statement on
             Form SB-2 (file no. 333-112767) filed February 12, 2004.)

4.11         Securities Purchase Agreement dated December 26, 2003, between Integral and Wellington
             Management Company, LLP. (Incorporated by reference to Exhibit 10.16 of Integral's Current
             Report on Form 8-K dated January 14, 2004 (filed January 28, 2004).)

4.12         Form of Common Stock Purchase Warrant related to the offering of securities described in
             Exhibit 4.11.  (Incorporated by reference to Exhibit 10.17 of Integral's Current Report on Form
             8-K dated January 14, 2004 (filed January 28, 2004).)

4.13         Articles of Incorporation, as amended and currently in effect.  (Incorporated by reference to
             Exhibit 3.03 of Integral's quarterly report on Form 10-QSB for the period ended March 31,
             2006.)

4.14         Bylaws, as amended and restated on December 31, 1997.  (Incorporated by reference to
             Exhibit 3.04 of Integral's quarterly report on Form 10-QSB for the period ended March 31,
             2006.)

5.08         Legal opinion of Law Office of Troy A. Young. (Filed herewith.)

23.15        Consent of auditors, Pannell Kerr Forster. (Filed herewith.)

23.16        Consent of counsel, Law Office of Troy A. Young. (Incorporated by reference to Exhibit 5.08.)